Exhibit 10.1

Voting And Support AGREEMENT

THIS AGREEMENT made as of the 17th day of August, 2026.

BETWEEN:

The Person executing this Agreement as “SECURITYHOLDER” on the signature page hereto,

(hereinafter referred to as the “Securityholder”),

- and -

Datavault Ai Inc.,

a corporation existing under the laws of the State of Delaware,

(hereinafter referred to as the “Parent”),

- and -

1602628 B.C. Ltd.,

a corporation existing under the laws of the Province of British Columbia,

(hereinafter referred to as the “Purchaser”).

WHEREAS, the Securityholder is the registered and/or beneficial owner of, or directly or indirectly exercises control or direction over, common shares (“Company Shares”) in the capital of CyberCatch Holdings, Inc. (the “Company”) and certain other securities of the Company, including Company Options and/or Company Warrants, in each case, as set out in Schedule A (such Company Shares and other securities, together with any additional Company Shares or other securities of the Company that the Securityholder acquires registered or beneficial ownership of, or direct or indirect control or direction over, after the date hereof, including any Company Shares or other securities issued upon the exercise or vesting of any convertible securities, collectively referred to as the “Subject Securities”);

AND WHEREAS, the Parent, the Purchaser and the Company are, concurrently with the execution and delivery of this Agreement, entering into the Arrangement Agreement (as the same may be amended, supplemented or otherwise modified from time to time, including the Plan of Arrangement attached as Schedule A thereto, the “Arrangement Agreement”) with respect to an arrangement of the Company under Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “Arrangement”), pursuant to which, among other things, the Purchaser will acquire all of the issued and outstanding Company Shares, on the terms and subject to the conditions of the Arrangement Agreement;

AND WHEREAS, this Voting and Support Agreement (this “Agreement”) sets out the terms and conditions of the agreement of the Securityholder to: (i) vote or cause to be voted all Subject Securities in favour of the Arrangement and any other matter that could reasonably be expected to facilitate the Arrangement, and (ii) abide by the restrictions and covenants set forth herein;

AND WHEREAS, the Parent and the Purchaser are relying on the covenants, representations and warranties of the Securityholder set forth in this Agreement in connection with each of the Parent’s and the Purchaser’s execution and delivery of the Arrangement Agreement;

NOW THEREFORE, this Agreement witnesses that, in consideration of the premises and the covenants and agreement herein contained, the parties agree as follows:

Article 1

INTERPRETATION

1.1 All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Arrangement Agreement.

1.2 Except as may be otherwise specifically provided in this Agreement and unless the context otherwise requires, in this Agreement:

(a)	the terms “Agreement”, “this Agreement”, “the Agreement”, “hereto”, “hereof”, “herein”, “hereby”, “hereunder” and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof;

(b)	references to an “Article”, “Section” or “Schedule” followed by a number refer to the specified Article or Section of, or Schedule to, this Agreement;

(c)	the division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(d)	words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;

(e)	the word “including” is deemed to mean “including without limitation”;

(f)	the terms “party” and “the parties” refer to a party or the parties to this Agreement; and

(g)	any reference to this Agreement means this Agreement as amended, modified, replaced or supplemented from time to time.

1.3 Any time period within which any action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends. Whenever any action is required to be taken or period of time is to expire on a day other than a Business Day, such action shall be taken or period shall expire on the next following Business Day.

1.4 References to “Subject Securities” shall include any shares or securities of the Company into which the Subject Securities may be reclassified, subdivided, consolidated, converted or exchanged, and any rights and benefits arising therefrom, including any distributions of securities which may be declared in respect of the Subject Securities.

Article 2

COVENANTS OF THE SECURITYHOLDER

2.1 The Securityholder irrevocably and unconditionally covenants and agrees that it shall, and shall cause each of its Affiliates to, from the date hereof until the termination of this Agreement in accordance with its terms:

(a)	not, directly or indirectly, through any of its Representatives: (i) solicit proxies, or become a participant in a solicitation in opposition to, or in competition with, the Arrangement; (ii) assist any Person in taking or planning any action that would compete with, restrain or otherwise interfere with or inhibit the Arrangement; (iii) act jointly or in concert with others with respect to voting securities of the Company for the purpose of opposing or competing with the Parent or the Purchaser in connection with the Arrangement; (iv) solicit, assist, initiate, propose, encourage or otherwise facilitate (including by way of furnishing or providing copies of, access to or disclosure of any information, facilities, properties, books or records of the Company or any of its Affiliates) any inquiry, proposal or offer (whether public or otherwise) that constitutes or could reasonably be expected to constitute or lead to an Acquisition Proposal; (v) enter into or otherwise engage or participate in any discussions or negotiations with, or provide any information with respect to or otherwise cooperate with, any Person (other than the Parent, its Affiliates and their respective Representatives) regarding any inquiry, proposal or offer that constitutes or could reasonably be expected to constitute or lead to an Acquisition Proposal; (vi) support, endorse, accept or enter into, or publicly propose to support, endorse, accept or enter into, any letter of intent, agreement in principle, agreement, arrangement or undertaking with any Person (other than the Parent, its Affiliates and their respective Representatives) related to any Acquisition Proposal; (vii) provide any confidential information relating to the Company or any of its Affiliates to any Person in connection with any Acquisition Proposal; (viii) publicly withdraw support for the Arrangement; or (ix) otherwise co-operate in any way with any effort or attempt by any other Person to do or seek to do any of the foregoing;

(b)	immediately cease and cause to be terminated any existing solicitation, encouragement, discussions, negotiations or other activities commenced prior to the date of this Agreement with any Person (other than the Parent, its Affiliates and their respective Representatives) or any Representative of such Person with respect to any inquiry, proposal or offer that constitutes or could reasonably be expected to constitute or lead to an Acquisition Proposal;

(c)	immediately notify the Parent of any inquiry, proposal or offer that constitutes or could reasonably be expected to constitute or lead to an Acquisition Proposal of which the Securityholder or, to the knowledge of the Securityholder, any of its Representatives becomes, directly or indirectly, aware, and such notification shall be made in writing and shall include a detailed description of the material terms and conditions together with a copy of all documentation relating to any such inquiry, proposal or offer;

(d)	not tender or cause to be tendered any Subject Securities to any Acquisition Proposal or other transaction or matter other than the Arrangement, including a merger, amalgamation, arrangement, business combination, rights offering, reorganization, recapitalization or liquidation or take-over bid or similar transaction involving the Company or its securities that could reasonably be expected to prevent, delay, frustrate or interfere with the completion of the Arrangement or any transaction or matter related to the Arrangement or contemplated by the Arrangement Agreement;

(e)	not: (i) option, offer, sell, assign, transfer, gift, exchange, dispose of, pledge, encumber, grant a security interest in, hypothecate, tender to offer, transfer any economic interest (directly or indirectly) or otherwise convey (each, a “Transfer”) any of the Subject Securities or enter into any agreement, arrangement, commitment or understanding with respect to a Transfer of any of the Subject Securities to any Person, other than pursuant to the Arrangement; (ii) enter into any forward sale, repurchase agreement, swap, short sale, forward, option, hedging or other monetization transaction with respect to any of the Subject Securities, or any right or interest therein (legal or equitable), with any Person; or (iii) agree to do any of the foregoing or take any action that would reasonably be expected to restrict or otherwise adversely affect the Securityholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement;

(f)	revoke and will take all steps necessary to effect the revocation of any and all authorities pursuant to any proxy, power of attorney, attorney-in-fact, voting trust, vote pooling, voting instruction form or other agreement, arrangement, commitment or understanding, formal or informal, written or oral, with respect or relating to the voting, calling of meetings of securityholders of the Company, the tendering thereof or the granting of consent or approval of any kind with respect to any of the Subject Securities, in each case, except such authorities as granted in accordance with the terms of this Agreement;

(g)	not, except as required pursuant to this Agreement, grant or agree to grant any proxy, power of attorney or other right to vote the Subject Securities, or deposit any of the Subject Securities into any voting trust or enter into any vote pooling agreement or voting agreement or enter into or subject any of the Subject Securities to any other agreement, arrangement, commitment or understanding, formal or informal, written or oral, with respect or relating to the voting, calling of meetings of securityholders of the Company, the tendering thereof or the granting of consent or approval of any kind with respect to any of the Subject Securities, or relinquish or modify its right to exercise control or direction over or to vote any Subject Securities or agree to do any of the foregoing;

(h)	irrevocably waive, and not exercise any rights of dissent or appraisal in respect of any resolution approving the Arrangement (including the Arrangement Resolution) or any aspect thereof or matter related to the Transactions (including any other corporate transaction considered at the meeting in connection therewith), and not exercise any other securityholder rights or remedies or bring or threaten to bring any suit or Proceeding available at common law or pursuant to applicable securities, corporate or other law or take any action that may reasonably be expected to delay, hinder, prevent, frustrate, interfere with or challenge the Arrangement or any other transaction or matter related to the Arrangement or contemplated by the Arrangement Agreement;

(i)	exercise the voting rights attached to the Subject Securities to oppose any proposed action by the Company, its securityholders, any of the Company’s Affiliates or any other Person which could reasonably be expected to delay, hinder, prevent, frustrate, interfere with or challenge the completion of the Arrangement or have a Company Material Adverse Effect;

(j)	not requisition or join in the requisition of any meeting of securityholders of the Company for the purpose of considering any resolution;

(k)	immediately notify the Parent in writing of the number of any additional securities of the Company that the Securityholder acquires registered and/or beneficial ownership of, or direct or indirect control or direction over, after the date of this Agreement, setting forth in reasonable detail the number of additional securities the Securityholder acquired;

(l)	not: (i) vote or cause to be voted any of the Subject Securities in respect of any proposed action by the Company or its securityholders or Affiliates or any other Person; (ii) make any public or other statement; or (iii) take any other action of any kind, directly or indirectly, in each case, which may reasonably be expected to delay, hinder, prevent, frustrate, interfere with or challenge the completion of the Arrangement or the Transactions; and

(m)	not do anything indirectly that which it may not do directly by the terms of this Article 2 (including the sale of any direct or indirect holding company or other Affiliate of the Securityholder).

2.2 If the Parent concludes that it is necessary or desirable to proceed with a form of transaction other than the Arrangement pursuant to which the Parent or any of its Affiliates would effectively acquire all or substantially all of the assets of the Company or all of the issued and outstanding Company Shares, and such transaction: (a) provides for economic terms which, in relation to the Securityholder and its Affiliates which own the Subject Securities, are equivalent to or better than those contemplated by the Arrangement; (b) would not likely result in a delay or time to completion beyond the Outside Date; and (c) is otherwise on terms and conditions not materially more onerous on the Securityholder than the Arrangement, in each case as determined by the Parent, acting reasonably (any such transaction, an “Alternative Transaction”), then the Securityholder shall support the completion of the Alternative Transaction in the same manner as the Arrangement, including by (i) voting or causing to be voted all Subject Securities in favour of the Alternative Transaction; or (ii) depositing or causing the deposit of the Subject Securities to an Alternative Transaction conducted by way of a take-over bid and not withdrawing them. In the event of any proposed Alternative Transaction, any reference in this Agreement to the Arrangement shall refer to the Alternative Transaction or any resolution in respect thereto and, to the extent applicable, all terms, covenants, representations and warranties of this Agreement shall be and shall be deemed to have been made in the context of the Alternative Transaction.

Article 3

AGREEMENT TO VOTE

3.1 The Securityholder irrevocably and unconditionally covenants and agrees that it shall, and shall cause each of its Affiliates to, from the date hereof until the termination of this Agreement in accordance with its terms:

(a)	vote (or cause to be voted) all of the Subject Securities at any meeting, or in any action by written consent, of the securityholders of the Company:

(i)	in favour of: (A) the approval, consent, ratification and adoption of the Arrangement (including the Arrangement Resolution); (B) the Transactions; and (C) any actions reasonably required for the completion of the Arrangement or the Transactions; and

(ii)	against: (A) any Acquisition Proposal (other than the Transactions) and any action, proposal, transaction, agreement or matter that would reasonably be expected to enable, encourage, promote, lead to or otherwise facilitate an Acquisition Proposal (other than the Transactions); (B) any action, proposal, transaction, agreement or matter that may reasonably be expected to (I) delay, hinder, prevent, frustrate, interfere with or challenge the completion of the Arrangement or any transaction or matter related to the Arrangement or contemplated by the Arrangement Agreement, or (II) result in the breach of any representation, warranty or covenant of the Company in the Arrangement Agreement; and (C) any action, proposal, transaction, agreement or matter that may reasonably be expected to have a Company Material Adverse Effect;

(b)	attend, in person or by proxy, any meeting (including the Company Meeting), including any adjournments and postponements thereof, of the securityholders of the Company convened for the purposes of considering any of the matters set out in Section 3.1(a), and in each case, cause the Subject Securities to be counted as present for purposes of establishing quorum at any such meeting (including any adjournments and postponements thereof);

(c)	no later than ten (10) Business Days prior to the cut-off time for the deposit or delivery of votes by proxy or voting instruction form, as applicable, in respect of any meeting referenced in Section 3.1(b), duly complete and execute (or cause to be completed and executed) and cause forms of proxy or voting instruction forms, as applicable, in respect of all the Subject Securities to be validly and properly delivered, in each case, as may be required to cause such Subject Securities to be voted in accordance with Section 3.1(a); and

(d)	ensure that any forms of proxy or voting instruction forms referenced in Section 3.1(c): (i) name those individuals designated by the Company in the Company Circular; and (ii) are not revoked or withdrawn, amended or invalidated without the prior written consent of the Parent.

3.2 The Securityholder shall deliver to the Parent, upon the Parent’s request, evidence of its compliance with Section 3.1, including copies of any documentation submitted to the Company in connection therewith.

3.3 If, for any reason, any form of proxy or voting instruction form required to be delivered or caused to be delivered by the Securityholder pursuant to Section 3.1 is invalid, not effective or is not delivered in accordance with Section 3.1(c), the Securityholder hereby irrevocably constitutes and appoints the Parent as the true and lawful attorney for, in the name of and on behalf of the Securityholder to execute and deliver all such forms of proxy, voting instruction forms, written consents and other documents as may be necessary to vote or cause to be voted all of the Subject Securities in favour of the matters described in Section 3.1(a)(i) and against the matters described in Section 3.1(a)(ii). Such appointment and power of attorney, being coupled with an interest, shall not be revoked. The Securityholder ratifies and confirms, and agrees to ratify and confirm, all that such attorney may lawfully do or cause to be done by virtue of the provisions of this Section 3.3.

(a)	The Securityholder, on its own behalf and on behalf of its Affiliates, hereby consents to any votes that it or any of its Affiliates casts being treated as, agrees that it shall support its or its Affiliates’ treatment as, and shall do, or cause its Affiliates to do, all things necessary to ensure that votes cast on the Subject Securities are included in, part of the minority for purposes of any minority approval requirement relating to the Arrangement under MI 61-101, the rules and policies of the TSXV, the Interim Order or Final Order, or in any regulatory or court Proceedings. The Securityholder shall not, and shall cause its Affiliates not to, enter into any agreement, arrangement, commitment or understanding or take any action that would cause the Securityholder or any of its Affiliates to become or be deemed to be an “interested party” or a joint actor with an interested party (within the meaning of MI 61-101) in connection with the Arrangement or otherwise require any of the votes attached to the Subject Securities to be excluded from the minority approval requirement under MI 61-101 in any regulatory or court Proceedings relating to the Arrangement.

Article 4

REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDER

4.1 The Securityholder represents, warrants and, where applicable, covenants to the Parent and the Purchaser as follows, and acknowledges that each of the Parent and the Purchaser is relying upon these representations, warranties and covenants in connection with the entering into of this Agreement and the Arrangement Agreement:

(a)	the Securityholder has all the necessary power and capacity to execute and deliver this Agreement and to perform its obligations hereunder, and, if the Securityholder is not an individual, the Securityholder is duly organized and validly existing under the laws of its jurisdiction of organization and the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized and no other proceedings on its part are necessary to authorize this Agreement;

(b)	this Agreement has been duly executed and delivered by the Securityholder and, assuming the due authorization, execution and delivery by the Parent and the Purchaser, constitutes a legal, valid and binding obligation, enforceable by the each of the Parent and the Purchaser against the Securityholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies such as specific performance and injunction may be granted only in the discretion of a court of competent jurisdiction;

(c)	the Securityholder is the sole registered and/or beneficial owner of the Subject Securities, with good and marketable title thereto, free and clear of any and all Liens of any nature or kind whatsoever, and as of the date hereof, the only securities of the Company owned, directly or indirectly, or over which control or direction is exercised, by the Securityholder or its Affiliates are the Subject Securities listed on Schedule A;

(d)	the Securityholder has the sole and exclusive right to enter into this Agreement and vote (or cause to be voted) all the Subject Securities and to sell or cause the sale of all of the Subject Securities as contemplated herein;

(e)	none of the Subject Securities are subject to any proxy, power of attorney, attorney-in-fact, voting trust, vote pooling or any other agreement, arrangement, understanding or commitment, formal or informal, with respect or relating to the voting, calling of meetings of securityholders of the Company, the tendering thereof or the granting of consent or approval of any kind with respect to any of the Subject Securities;

(f)	no Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Securities or any interest therein or right thereto, except the Parent and the Purchaser pursuant to this Agreement and the Arrangement Agreement;

(g)	none of the execution and delivery by the Securityholder of this Agreement or the completion or performance of the transactions contemplated hereby or the compliance by the Securityholder with the Securityholder’s obligations hereunder will result in a breach of or constitute a default (with or without notice or lapse of time or both) under any provision of: (i) any agreement or instrument to which the Securityholder is a party or by which the Securityholder or any of the Securityholder’s property or assets is bound; (ii) any Order; or (iii) any Law relevant in the context of the Arrangement or this Agreement;

(h)	no consent, approval, order or authorization of, or declaration or filing with, any Person is required to be obtained or made by the Securityholder in connection with the execution and delivery of this Agreement by the Securityholder and the performance by it of its obligations hereunder; and

(i)	there is no claim, action, lawsuit, arbitration, mediation or other legal Proceedings in progress or pending or, to the knowledge of the Securityholder, threatened, against the Securityholder or any of its Affiliates that would reasonably be expected to adversely affect in any manner: (i) the ability of the Securityholder to enter into this Agreement and to perform its obligations hereunder; or (ii) the title of the Securityholder or its Affiliates, as applicable, to any of the Subject Securities.

4.2 The representations and warranties of the Securityholder set forth in this Article 4 shall survive the completion of the Arrangement and, despite such completion, shall continue in full force and effect for the benefit of the Parent and the Purchaser for a period of one year from the Effective Date.

Article 5

REPRESENTATIONS AND WARRANTIES OF

THE Parent and the Purchaser

5.1 Each of the Parent and the Purchaser represents, warrants and, where applicable, covenants to the Securityholder as follows and acknowledges that the Securityholder is relying upon these representations, warranties and covenants in connection with the entering into of this Agreement:

(a)	it is a corporation duly formed and validly existing under the laws of jurisdiction of incorporation and has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(b)	the execution and delivery of this Agreement by it and the performance by it of its obligations hereunder have been duly authorized and no other corporate proceedings on its part are necessary to authorize this Agreement and the performance of its obligations hereunder;

(c)	this Agreement has been duly executed and delivered by the it and, assuming the due authorization, execution and delivery by the Securityholder, constitutes a legal, valid and binding obligation, enforceable by the Securityholder against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies such as specific performance and injunction may be granted only in the discretion of a court of competent jurisdiction; and

(d)	no authorization, approval, licence, permit, order, authorization of, or registration, declaration or filing with, any third party or Governmental Entity is required to be obtained or made by it in connection with the execution, delivery and performance of this Agreement and the completion of the transactions contemplated hereby, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, prevent or materially delay completion of the transactions contemplated by this Agreement.

Article 6

TERMINATION

6.1 Subject to Section 6.2, this Agreement may be terminated:

(a)	at any time by mutual written agreement of the Parent and the Securityholder;

(b)	by the Parent, upon written notice to the Securityholder, if the Effective Date has not occurred by the Outside Date (as such Outside Date may be extended, amended or modified from time to time in accordance with the terms of the Arrangement Agreement);

(c)	by the Securityholder, if the Effective Date has not occurred prior to the first anniversary of the date hereof;

(d)	by the Securityholder upon written notice to the Parent if:

(i)	the Parent or the Purchaser is in default of any covenant in this Agreement and such default has a material and adverse effect on the completion of the Arrangement;

(ii)	any representation or warranty of the Parent or the Purchaser under this Agreement is at the date hereof, or becomes at any time, untrue or incorrect in any material respect, if such inaccuracy is reasonably likely to prevent, restrict or materially delay completion of the Arrangement;

(iii)	without the prior written consent of the Securityholder (such consent not to be unreasonably withheld, conditioned or delayed), there is a: (A) decrease in the amount of Consideration set out in the Arrangement Agreement that has a material adverse effect on the Securityholder (provided that neither a decrease in the market price of the shares in the authorized capital of the Parent nor any adjustment made in accordance with Section 2.11 [Adjustment to Consideration] of the Arrangement Agreement will constitute a decrease in the amount of Consideration set out in the Arrangement Agreement); or (B) change in the form of Consideration set out in the Arrangement Agreement (other than to add additional consideration) that has a material adverse effect on the Securityholder; and

(iv)	the Arrangement Agreement has been terminated in accordance with its terms, other than pursuant to Section 8.02(a)(iii)(B) [Superior Proposal] of the Arrangement Agreement;

provided that at the time of such termination, the Securityholder is not in material default under this Agreement; or

(e)	by the Parent upon written notice to the Securityholder if:

(i)	the Securityholder is in default of any covenant in this Agreement;

(ii)	any representation or warranty of the Securityholder under this Agreement is at the date hereof, or becomes at any time, untrue or incorrect in any material respect; or

(iii)	the Arrangement Agreement has been terminated in accordance with its terms;

provided that at the time of such termination, neither the Parent nor the Purchaser is in material default under this Agreement.

6.2 Neither the Parent nor the Securityholder may exercise its right to terminate this Agreement pursuant to Section 6.1(c) 6.1(d)(i) or 6.1(d)(ii), unless the party seeking to terminate the Agreement delivers a written notice to the other party specifying, in reasonable detail, all breaches of covenants, representations and warranties or other matters which the party delivering such notice is asserting as the basis for the termination right. If the party to whom notice is delivered is proceeding diligently to cure such matter and such matter is capable of being cured, the party delivering such notice may not exercise such termination right:

(a)	if such notice is delivered prior to the Company Meeting, until the earlier of: (i) two (2) Business Days prior to the Company Meeting, and (ii) the date that is ten (10) Business Days following receipt of such notice by the party to whom the notice was delivered, in each case, if such matter has not been cured by such date;

(b)	if such notice is delivered after the date of the Company Meeting, until the earlier of: (i) five (5) Business Days prior to the Outside Date, and (ii) the date that is ten (10) Business Days following receipt of such notice by the party to whom the notice was delivered, in each case, if such matter has not been cured by such date.

6.3 If this Agreement is terminated in accordance with Section 6.1: (a) other than as set out in this Section 6.3(b), this Agreement shall forthwith be of no further force and effect; and (b) there shall be no liability on part of the parties hereunder, except that no termination shall relieve any party from liability for any breach of this Agreement which occurred prior to the time of such termination.

6.4 Notwithstanding anything to the contrary in this Agreement, the termination rights and other provisions set out in this Article 6 apply solely in respect of, and only prior to, the Effective Time, and this Article 6 shall have no force or effect from and after the Effective Time.

Article 7

DISCLOSURE

7.1 The Securityholder irrevocably and unconditionally: (a) consents to the details of this Agreement being set out in the Company Circular and this Agreement being made publicly available (including by filing on SEDAR+ or EDGAR); (b) consents to and authorizes the publication and disclosure by the Parent, the Purchaser and the Company of its identity and holding of Subject Securities, the nature of its commitments and obligations under this Agreement and any other information, in each case, that the Parent reasonably determines is required to be disclosed by applicable Law in any press release, the Company Circular or any other disclosure document in connection with the Arrangement and the Transactions; (c) agrees to give promptly to the Parent any information it or the Company may reasonably require for the preparation of any such disclosure documents; and (d) agrees to promptly notify the Parent in writing of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

7.2 Except as contemplated by Section 7.1 above or as required by applicable Law or the requirements of any stock exchange, the Securityholder shall not make any public announcement or statement with respect to this Agreement or the without prior written approval of the Purchaser.

Article 8

GENERAL

8.1 Each of the Parent and the Purchaser acknowledges and agrees that the Securityholder is bound hereunder solely in its capacity as a holder of Subject Securities and that the provisions hereof shall not be deemed or interpreted to bind the Securityholder in his or her capacity as a director and/or officer of the Company or any of its Subsidiaries. For the avoidance of doubt, nothing in this Agreement shall limit, prohibit or restrict the Securityholder from acting in his or her capacity as a director and/or officer of the Company and properly fulfilling his or her fiduciary duties as a director and/or officer of the Company or any of its Subsidiaries, and any actions taken by the Securityholder in his or her capacity as a director and/or officer of the Company will not be a breach or default by the Securityholder hereunder.

8.2 The Securityholder shall, from time to time hereafter and upon any reasonable request of the Parent, but without further consideration, promptly do, execute, deliver or cause to be done, executed and delivered, all further acts, documents and things as may be required or necessary for the purposes of giving effect to this Agreement.

8.3 This Agreement shall not be assignable by any party without the prior written consent of the other party. Notwithstanding the foregoing, each of the Parent and the Purchaser may, at any time, assign all or any part of its rights and obligations under this Agreement without such consent to any of its Affiliates; provided that neither the Parent nor the Purchaser shall be relieved of its obligations hereunder without the Securityholder’s prior written consent. This Agreement shall be binding upon and shall enure to the benefit of and be enforceable by each of the parties and their respective successors and permitted assigns.

8.4 Time shall be of the essence of this Agreement.

8.5 Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person or sent by email or similar means of recorded electronic communication, addressed as follows:

(a)	in the case of the Securityholder, as set out below the name of the Securityholder on the signature page hereto; and

(b)	in the case of the Parent or the Purchaser:

Datavault AI Inc.

One Commerce Square

2005 Market Street, Suite 2400

Philadelphia, PA 19103

Attention:	Brett Moyer; Constantine Potamianos
Email:	[***]; [***]

with a copy (which shall not constitute notice) to:

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA, United States 94304

Attention:	Jeff Hartlin; Andrew Goodman
Email:	jeffhartlin@paulhastings.com and andrewgoodman@paulhastings.com and with a copy (which shall not constitute notice) to:

Davies Ward Phillips & Vineberg LLP

155 Wellington Street West

Toronto, Ontario M5V 3J7

Attention:	Brian Kujavsky; John Aziz
Email:	bkujavsky@dwpv.com and jaziz@dwpv.com

Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day or if delivery or transmission is made on a Business Day after 5:00 p.m. at the place of receipt, then on the next following Business Day); provided that, if sent by email, no automatic “bounce back” or similar automatic message of non-delivery is received with respect thereto. Any party may at any time change its address for service from time to time by giving notice to the other party in accordance with this Section 8.5.

8.6 This Agreement shall be governed by and construed in accordance with the Laws of the Province of British Columbia and the federal laws of Canada applicable therein, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the Province of British Columbia; provided that, all matters relating to the internal corporate affairs of the Parent shall be governed by the General Corporation Law of the State of Delaware and applicable U.S. federal securities Laws. Each party irrevocably attorns and submits to the exclusive jurisdiction of the courts of the Province of British Columbia and waives objection to the venue of any Proceeding in such court or that such court provides an inconvenient forum. Each of the Parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in the Province of British Columbia, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in the Province of British Columbia as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.

8.7 The Securityholder acknowledges that this Agreement is an integral part of the Arrangement and that neither the Parent nor the Purchaser would consider proceeding with the Arrangement unless this Agreement was entered into by the Securityholder. Each of the parties acknowledge and agree that: (a) irreparable damage would occur for which money damages would not be a sufficient remedy for any breach of this Agreement by any party; (b) in addition to any other remedies at law or in equity that a party may have, such party shall be entitled to equitable relief, including injunction and specific performance, in addition to any other remedies available to the party, in the event of any breach of the provisions of this Agreement; and (c) any party that is a defendant or respondent shall waive any requirement for the securing or posting of any bond in connection with such remedy. Each of the parties hereby consents to any preliminary applications for such relief to any court of competent jurisdiction. The prevailing party shall be reimbursed for all costs and expenses, including reasonable legal fees, incurred in enforcing the other party’s obligations hereunder. Such remedies shall not be deemed to be exclusive remedies for the breach of this Agreement but shall be in addition to all other remedies at law or in equity.

8.8 If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not irremediably affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled according to their original tenor to the extent possible.

8.9 Each of the parties hereby acknowledges that it has been afforded the opportunity to obtain independent legal advice and confirms by the execution and delivery of this Agreement that they have either done so or waived their right to do so in connection with the entering into of this Agreement.

8.10 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements, understandings, undertakings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided herein.

8.11 No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

8.12 This Agreement may be executed in any number of counterparts (including counterparts by email, electronic or digital signature, ..pdf, .tif, .gif, .jpg or similar attachment to email or by electronic signature service (any such delivery, an “Electronic Delivery”)) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed PDF or similar executed electronic copy of this Agreement, and such PDF or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a Contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

Securityholder:

(Name of Securityholder)

(Signature of Securityholder)

Address:

Email:

Signature Page – Voting and Support Agreement

Datavault Ai Inc.

by
Name:
Title:

1602628 B.C. Ltd.

by
Name:
Title:

Signature Page – Voting and Support Agreement

Schedule A

OWNERSHIP OF SECURITIES